MAIDENFORM BRANDS, INC. REPORTS FIRST QUARTER 2013 RESULTS AND

CONFIRMS GUIDANCE FOR FULL YEAR 2013

Iselin, New Jersey, May 8, 2013—Maidenform Brands, Inc. (NYSE: MFB), a global intimate apparel company, today reported first quarter 2013 net sales of $131.2 million and a loss per share of $(0.05).

“First quarter results were as expected. We remain focused on growing our business and our outlook for the year remains on track,” stated Maurice Reznik, Chief Executive Officer.

“During the quarter we made progress on our transition strategies. Our new products are performing very well in the marketplace and I am excited about the opportunities we are creating in our full figure, Donna Karan, international and shapewear businesses. The Maidenform team is building momentum in 2013 and I am confident that our execution will return us to sustained top and bottom line growth,” concluded Mr. Reznik.

Financial Results for First Quarter 2013 versus First Quarter 2012

Net sales for the first quarter of 2013 decreased $26.3 million, or 16.7%, to $131.2 million. The sales decline in the quarter is attributed to a non-recurring warehouse club program, declines from discontinued businesses and in private label, and current competitive pressures in shapewear. Wholesale segment net sales for the first quarter of 2013 decreased $26.1 million, or 18.0%, to $118.7 million. Retail segment net sales decreased $0.2 million, or 1.6%, to $12.5 million.

The Company's net sales performance by channel of distribution is highlighted in Exhibit 1 to this press release.

Wholesale Segment

Department Stores and National Chain Stores

Net sales for the department stores and national chain stores channel decreased $4.9 million, or 8.4%, to $53.7 million for the first quarter of 2013, primarily attributable to increased shapewear competition at a chain customer.

Mass Merchants

Mass merchant channel net sales decreased $15.5 million, or 26.3%, to $43.5 million for the first quarter of 2013 from decreased shipments in the bra and shapewear categories, including lower sales to a global warehouse club as a shapewear event in the first quarter of 2012 did not repeat in the first quarter of 2013.

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Other

Net sales in the other channel decreased $5.7 million, or 21.0%, to $21.5 million for the first quarter of 2013 primarily from sales declines to a specialty retailer and from decreased program sales to off-price retailers, which were somewhat offset by higher liquidation sales.

Total international net sales, which are included in the wholesale segment, decreased $1.0 million, or 6.1%, to $15.5 million. This sales decline was driven by the elimination of the aforementioned warehouse club program and a decline in the United Kingdom, which were partially offset by sales increases in Mexico and South Korea.

Retail Segment

Total retail segment net sales decreased $0.2 million, or 1.6%, to $12.5 million. Same store sales, defined as outlet stores that have been open for more than one year, increased 4.3%. Internet sales decreased $0.2 million, or 8.7%, to $2.1 million for the first quarter of 2013, resulting from lower promotional activity when compared to the prior year. The retail segment operated 69 outlet stores as of the end of first quarter 2013 and 75 outlet stores as of the end of first quarter 2012.

Consolidated gross profit decreased $12.3 million, or 28.7%, to $30.6 million for the first quarter of 2013. As a percentage of net sales, consolidated gross margins were 23.3% for the first quarter of 2013 versus 27.2% for the first quarter of 2012, driven by higher liquidation sales and negative product mix on higher sales in the panties category with declines in the higher margin shapewear and bra categories for the reasons mentioned above.

Consolidated selling, general and administrative expenses (SG&A) decreased $0.6 million, or 1.8%, to $32.5 million for the first quarter of 2013. This decrease is a result of the Company managing its expenses along with decreased payroll and related benefits, including lower incentive compensation, and a reduction in variable store operating expenses as the Company executed the planned store closings in the first quarter of 2013. During the first quarter, the Company recognized a lower benefit from foreign currency exchange when compared to the same quarter of 2012, which partially offset these expense decreases. As a percentage of net sales, SG&A increased to 24.7% for the first quarter of 2013 compared to 21.0% for the first quarter of 2012.

Due to all the factors described above, operating loss for the first quarter of 2013 was $(1.9) million, or 1.4% of net sales, compared to operating income of $9.8 million, or 6.2% of net sales, for the first quarter of 2012.

Net interest expense for the first quarter of 2013 was unchanged at $0.3 million.

The Company recorded an income tax benefit of $0.9 million and income tax expense of $3.7 million for the three months ended March 30, 2013 and March 31, 2012, respectively. The Company’s effective income tax rate for the first quarter of 2013 was 43.0% compared to 39.0% for the first quarter of 2012.

Net (loss) income for the first quarter of 2013 and 2012 was $(1.2) million and $5.8 million, respectively, and EPS for the same periods was a loss per share of $(0.05) and earnings of $0.25, respectively.

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Total cash and cash equivalents as of March 30, 2013 were $47.0 million compared to $29.8 million as of March 31, 2012. The Company’s outstanding debt was $67.7 million as of March 30, 2013 versus $68.8 million as of March 31, 2012.

Financial Performance Guidance for 2013:

2013 Full Year Outlook:

•	Total Company net sales in a range of $575 million to $595 million.
•	Full year EPS in a range of $1.20 to $1.30 per share.

Conference Call Information

Maidenform will host a conference call and webcast on Wednesday, May 8, 2013 at 8:30 am ET to discuss its first quarter 2013 results, in addition to providing an update on its business. The conference call telephone number is (877) 280-4959 and the passcode is “Maidenform.” The conference call will be simultaneously webcasted and can be accessed via the investor relations page of Maidenform’s website at www.maidenformbrands.com. A dial-in replay of this event will be available through May 29, 2013 and will be hosted on the Company’s website for a limited time. The replay telephone numbers are (888) 286-8010 or (617) 801-6888. The replay passcode is 31358427.

About Maidenform Brands, Inc.

Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established, well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Control It!®, Fat Free Dressing®, Flexees®, Lilyette®, Bodymates®, Inspirations®, Self Expressions® and Sweet Nothings®. Maidenform products are currently distributed in approximately 60 countries and territories outside the United States.

Maidenform Contact:

Chris Vieth

Chief Operating Officer & Chief Financial Officer

(732) 621-2101 or cvieth@maidenform.com

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year. Although these expectations may change, we assume no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

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The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements: the worldwide apparel industry may be harmed by a global economic downturn, the conditions in the financial and credit markets may affect the availability and cost of our funding, the Company’s growth cannot be assured and any growth may be unprofitable; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s credit agreement could limit growth opportunities; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; disputes with third parties for infringement or misappropriation of their proprietary rights; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; and the sufficiency of cash to fund operations and capital expenditures.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	March 30,	December 29,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$47,013	$83,747
Accounts receivable, net	91,414	72,538
Inventories	130,187	119,015
Deferred income taxes	15,081	15,081
Prepaid expenses and other current assets	19,668	15,089
Total current assets	303,363	305,470
Property and equipment, net	31,174	31,347
Goodwill	7,162	7,162
Intangible assets, net	91,512	91,789
Other non-current assets	198	183
Total assets	$433,409	$435,951

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$1,100	$1,100
Accounts payable	49,391	53,050
Accrued expenses and other current liabilities	24,023	21,882
Total current liabilities	74,514	76,032
Long-term debt	66,575	67,125
Deferred income taxes	28,288	26,927
Other non-current liabilities	11,321	11,583
Total liabilities	180,698	181,667

Stockholders’ equity
Preferred stock - $0.01 par value; 10,000,000 shares authorized
and none issued and outstanding	-	-
Common stock - $0.01 par value; 100,000,000 shares authorized;
24,399,732 shares issued and 22,896,891 outstanding at March 30, 2013
and 24,399,732 shares issued and 22,754,212 outstanding at December 29, 2012	244	244
Additional paid-in capital	78,975	80,628
Retained earnings	210,890	213,423
Accumulated other comprehensive loss	(8,819)	(8,647)
Treasury stock, at cost (1,502,841 shares at March 30, 2013 and
1,645,520 shares at December 29, 2012)	(28,579)	(31,364)
Total stockholders’ equity	252,711	254,284
Total liabilities and stockholders’ equity	$433,409	$435,951

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012

Net sales	$131,156	$157,546
Cost of sales	100,594	114,639
Gross profit	30,562	42,907
Selling, general and
administrative expenses	32,455	33,068
Operating (loss) income	(1,893)	9,839

Interest expense, net	271	253
(Loss) income before provision
for income taxes	(2,164)	9,586
Income tax (benefit) expense	(930)	3,741
Net (loss) income	$(1,234)	$5,845
Basic (loss) earnings per common share	$(0.05)	$0.25
Diluted (loss) earnings per common share	$(0.05)	$0.25
Basic weighted average number of
shares outstanding	22,782,800	22,938,649
Diluted weighted average number of
shares outstanding	22,782,800	23,380,022

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012

Net (loss) income	$(1,234)	$5,845
Other comprehensive (loss) income, before tax:
Foreign currency translation adjustments	(266)	505
Adjustments to benefit plans	158	137
Other comprehensive (loss) income, before tax	(108)	642
Income tax expense related to items of
other comprehensive (loss) income (1)	64	55
Other comprehensive (loss) income, net of tax	(172)	587
Comprehensive (loss) income	$(1,406)	$6,432

(1) Tax expense provided relates to benefit plan deferrals.

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012
Cash flows from operating activities
Net (loss) income	$(1,234)	$5,845
Adjustments to reconcile net (loss) income to net cash
used in operating activities
Depreciation and amortization	1,482	1,295
Amortization of intangible assets	277	272
Amortization of deferred financing costs	44	27
Stock-based compensation	1,000	1,126
Deferred income taxes	1,304	1,140
Excess tax benefits related to stock-based compensation	(492)	(811)
Bad debt expense	70	343
Other non-cash items	(37)	206
Net changes in operating assets and liabilities
Accounts receivable	(18,864)	(53,103)
Inventories	(11,190)	(2,324)
Prepaid expenses and other current and
non-current assets	(1,621)	(1,031)
Accounts payable	(3,658)	5,360
Accrued expenses and other current and
non-current liabilities	2,022	4,145
Income taxes payable	(2,586)	1,928
Net cash used in operating activities	(33,483)	(35,582)
Cash flows from investing activities
Capital expenditures	(1,322)	(817)
Net cash used in investing activities	(1,322)	(817)
Cash flows from financing activities
Term loan repayments	(550)	(275)
Proceeds from stock options exercised	56	41
Excess tax benefits related to stock-based compensation	492	811
Payments of employee withholding taxes related to equity awards	(1,564)	(1,516)
Payments of capital lease obligations	(59)	(75)
Financing fees paid	-	(149)
Net cash used in financing activities	(1,625)	(1,163)
Effects of exchange rate changes on cash and cash equivalents	(304)	(633)
Net decrease in cash and cash equivalents	(36,734)	(38,195)
Cash and cash equivalents
Beginning of period	83,747	68,041
End of period	$47,013	$29,846

Supplementary disclosure of cash flow information
Cash paid during the period
Interest	$342	$256
Income taxes	$226	$608

Supplemental schedule of non-cash financing activities
Treasury stock issued related to equity award activity	$4,349	$3,479

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Exhibit 1

MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
SALES BY CHANNEL OF DISTRIBUTION AND PRODUCT MIX
(in millions)
(unaudited)

	Three months ended
	March 30,	March 31,	$	%
	2013	2012	change	change
	(in millions)
Department stores and
national chain stores	$53.7	$58.6	$(4.9)	(8.4% )
Mass merchants	43.5	59.0	(15.5)	(26.3)
Other	21.5	27.2	(5.7)	(21.0)
Total wholesale	118.7	144.8	(26.1)	(18.0)

Retail	12.5	12.7	(0.2)	(1.6)

Total net sales	$131.2	$157.5	$(26.3)	(16.7% )

	Three months ended
	March 30,	March 31,
	2013	2012
Bras	60%	55%
Shapewear	31	38
Panties	9	7
	100%	100%

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